Exhibit 10.5

EXECUTION VERSION

SERVICES AND SECONDMENT AGREEMENT

Effective as of January 1, 2015

i

SECTION 12.06	ENTIRE AGREEMENT	8
SECTION 12.07	AMENDMENT	8
SECTION 12.08	COUNTERPARTS	9
SECTION 12.09	CONSTRUCTION	9
SECTION 12.10	HEADINGS	9
SECTION 12.11	EXHIBITS	9
SECTION 12.12	BINDING EFFECT	9
SECTION 12.13	COOPERATION	9
SECTION 12.14	NO THIRD PARTY BENEFICIARIES	9

EXHIBITS

Exhibit A	–	Defined Terms
Exhibit B	–	Interpretation
Exhibit C	–	Services
Exhibit D	–	Accounting Procedures

ii

SERVICES AND SECONDMENT AGREEMENT

This SERVICES AND SECONDMENT AGREEMENT (this “Agreement”) is made and entered into as of the 16th day of October, 2015, to be effective as of January 1, 2015, by and between HOLLY LOGISTICS SERVICES, L.L.C., a Delaware limited liability company (“Holly GP”), HOLLY ENERGY PARTNERS – OPERATING, L.P., a Delaware limited partnership (“Partnership”), CHEYENNE LOGISTICS LLC, a Delaware limited liability company (“Cheyenne Logistics”), EL DORADO LOGISTICS LLC, a Delaware limited liability company (“El Dorado Logistics” and, together with Holly GP, Partnership and Cheyenne Logistics, the “Partnership Group”), HOLLYFRONTIER PAYROLL SERVICES, INC., a Delaware corporation (“HPS”), FRONTIER REFINING LLC, a Delaware limited liability company (“Frontier Refining”), and FRONTIER EL DORADO REFINING LLC, a Delaware limited liability company (“Frontier El Dorado” and, together with HPS and Frontier Refining, the “HollyFrontier Group”).

W I T N E S S E T H:

WHEREAS, Holly GP, as the general partner of the general partner of Holly Energy Partners, L.P., a Delaware limited partnership (“HEP”), manages HEP and HEP and its subsidiaries (together with Holly GP, the “HEP Entities”) own or operate petroleum product and crude pipelines and terminal, tankage and loading rack facilities;

WHEREAS, the Partnership Group Members have agreed to provide terminalling, transportation and storage services to Frontier Refining and Frontier El Dorado pursuant to a certain Master Throughput Agreement;

WHEREAS, the HollyFrontier Group Members have experience and expertise in the maintenance and operation of certain terminalling, transportation and storage assets and the environmental reporting related thereto and can provide or make available to the Partnership Group, personnel, and other resources necessary to perform maintenance, operations and management functions with respect to assets that are owned or leased (in whole or in part) by any Partnership Group Member, or with respect to which any Partnership Group Member has the right or obligation to operate and/or maintain; and

WHEREAS, the Partnership Group and the HollyFrontier Group desire that the HollyFrontier Group provide maintenance, operations and management resources to the Partnership Group in accordance with the terms and conditions of this Agreement, and in connection therewith, that the HollyFrontier Group second certain of their personnel to the Partnership Group.

NOW, THEREFORE, for and in consideration of the foregoing, the covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Partnership Group and the HollyFrontier Group, the Partnership Group and the HollyFrontier Group hereby agree as follows:

ARTICLE I

Defined Terms

Section 1.01 Defined Terms. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings set forth on Exhibit A.

Section 1.02 Terms Generally. Matters relating to the interpretation of this Agreement are set forth on Exhibit B.

ARTICLE II

Services

Section 2.01 HEP Seconded Employees. Subject to the terms and conditions of this Agreement, the HollyFrontier Group agrees to second certain of its employees to the Partnership Group, and the Partnership Group agrees to accept the secondment of such employees (the “Secondment”) for the purposes of performing operational, maintenance and management activities related to the Assets that are described on Exhibit C and such other services related to the Assets as the Parties may agree upon in writing from time to time (collectively, the “Services”). Each such employee who the HollyFrontier Group seconds to the Partnership Group shall, during the period (and only during the period) that such employee is providing Services to the Partnership Group under this Agreement (the “Period of Secondment”), be referred to individually herein as an “HEP Seconded Employee” and, collectively, as the “HEP Seconded Employees.” For the avoidance of doubt, the Parties acknowledge that the HEP Seconded Employees will, during the Period of Secondment, be called upon to perform Services for both the applicable Partnership Group Members and the applicable HollyFrontier Group Members, and the Parties intend that such HEP Seconded Employees shall only be seconded to the Partnership Group during those times the HEP Seconded Employees are performing services for the Partnership Group hereunder.

Section 2.02 Personnel and Secondment.

(a) The HollyFrontier Group will provide, or cause to be provided, to the Partnership Group such suitably qualified and experienced HEP Seconded Employees and such other Persons (including consultants and professionals, and service or other organizations) as the HollyFrontier Group is reasonably able to make available to the Partnership Group. The Partnership Group will have the right to approve such HEP Seconded Employees and such other Persons. The HollyFrontier Group does not warrant that the HEP Seconded Employees will permit the Partnership Group to achieve any specific results. Subject to the HollyFrontier Group’s right to be reimbursed for such expenses in accordance with the Accounting Procedures, each HollyFrontier Group Member shall pay all expenses incurred by it in connection with the retention of the HEP Seconded Employees and such other Persons, including, but not limited to, the HEP Seconded Employee Expenses, as defined in Exhibit D. Any such HEP Seconded Employees and other Persons retained by any HollyFrontier Group Member may include employees covered by a collective bargaining agreement, in which case the Secondment will be subject to the terms and conditions of any such agreement. The HollyFrontier Group shall have the sole and exclusive right to negotiate the terms and conditions of any labor or other agreements with the unions to which such employees belong.

(b) The HEP Seconded Employees will remain at all times employees of the applicable HollyFrontier Group Member, but, will, at all times during the Period of Secondment, work under the direct management, supervision, direction and control of the applicable Partnership Group Member. HEP Seconded Employees shall have no authority or apparent authority to act on behalf of the HollyFrontier Group during the Period of Secondment.

Section 2.03 Termination of Secondment. The applicable HollyFrontier Group Members retain the right to terminate the Secondment of any HEP Seconded Employee for any reason at any time or to hire, discipline or discharge the HEP Seconded Employees with respect to their employment with the HollyFrontier Group. The applicable Partnership Group Member will have the right to terminate the secondment to it of any HEP Seconded Employee for any reason at any time, upon prior written notice to the HollyFrontier Group, but at no time will the Partnership Group have the right to terminate any HEP Seconded Employee’s employment by the HollyFrontier Group. Upon the termination of the Secondment of any HEP Seconded Employee, such HEP Seconded Employee will cease performing Services for the Partnership Group and will no longer be subject to the direction by the Partnership Group of the HEP Seconded Employee’s day-to-day activities.

Section 2.04 Supervision.

(a) During the Period of Secondment, the Partnership Group shall be ultimately and fully responsible for the daily work assignments of the HEP Seconded Employees during those times that the HEP Seconded Employees are performing services for the Partnership Group hereunder, including supervision of their day-to-day work activities and performance consistent with the job functions associated with the Services. In the course and scope of performing any HEP Seconded Employee’s job functions for the Partnership Group, the HEP Seconded Employee, will report into the Partnership Group’s management structure, and will be under the direct management, supervision, direction and control of the applicable Partnership Group Member with respect to such HEP Seconded Employee’s day-to-day activities.

(b) Those active employees whose titles reflect that they serve as supervisors or managers and who are called upon to oversee the work of HEP Seconded Employees related to the Assets or to provide management support on behalf of the Partnership Group are designated by the Partnership Group as supervisors to act on the behalf of the Partnership Group in supervising the HEP Seconded Employees pursuant to Section 2.04(a) above. Any HEP Seconded Employee so designated will be acting on the behalf of the Partnership Group when supervising the work of the HEP Seconded Employees or when they are otherwise providing management or executive support on behalf of the Partnership Group.

(c) Holly GP shall at all times be ultimately and fully responsible for the daily work assignments of persons employed by Frontier El Dorado and Frontier Refining (and HPS as agent for Frontier El Dorado and Frontier Refining under Section 3504 of the Internal Revenue Code) dedicated to performing services on behalf of the HEP Entities, including supervision of their day-to-day work activities and performance. In the course and scope of performing any HEP Seconded Employee’s job functions for the HEP Entities, the HEP Seconded Employee will be integrated into the organization of the HEP Entities, will report into the HEP Entities’ management structure, and will be under the direct management, supervision, direction and control of the applicable HEP Entity with respect to such HEP Employee’s day-to-day activities. The positions in the HEP Entities to be filled by HEP Seconded Employees are set forth on Exhibit E-1 and Exhibit E-2.

Section 2.05 Benefit Plans. The Partnership Group shall not be a participating employer in any benefit plan of any HollyFrontier Group Member. The HollyFrontier Group shall remain solely responsible for all obligations and liabilities arising with respect to any benefit plans relating to any HEP Seconded Employees and the Partnership Group shall not assume any benefit plan or have any obligations or liabilities arising thereunder, in each case except for costs properly chargeable to the Partnership Group.

ARTICLE III

Financial Accounting and Billing Practices

Section 3.01 Accounting. Each HollyFrontier Group Member shall keep a full and complete account of all costs and expenses incurred by it with respect to the HEP Seconded Employees in connection with the performance and provision of the Services hereunder in the manner set forth on Exhibit D hereto (the “Accounting Procedures”).

Section 3.02 Compensation. Each HollyFrontier Group Member shall be fully reimbursed by the applicable Partnership Group Member for all necessary and reasonable costs and expenses incurred by such HollyFrontier Group Member with respect to the HEP Seconded Employees in connection with the provision of the Services to the Partnership Group at the rates and in the manner set forth in the Accounting Procedures. It is understood that the Partnership Group shall be liable for HEP Seconded Employee Expenses to the extent, and only to the extent, they are attributable to the Period of Secondment.

Section 3.03 Billing Practices. The Partnership Group shall pay, and the HollyFrontier Group shall receive, as full and complete compensation with respect to the HEP Seconded Employees in connection with the performance of the Services hereunder, the sum of the amounts becoming due as described in the Accounting Procedures. For each calendar month during the Period of Secondment, payment by the applicable Partnership Group Member shall be made no later than the tenth Business Day of the immediately following calendar month. As long as the HollyFrontier Group Members are Affiliates of the Partnership Group Members, the HollyFrontier Group and the Partnership Group may settle the Partnership Group’s financial obligations to the HollyFrontier Group through the HollyFrontier Group’s normal intercompany settlement processes.

Section 3.04 Records and Audit Rights. The HollyFrontier Group shall maintain a true and correct set of records pertaining to the HEP Seconded Employees and all activities relating to the performance of the HollyFrontier Group hereunder and all transactions related thereto. The HollyFrontier Group further agrees to retain all such records for a period of time not less than two (2) years following the end of the calendar year in which the applicable Services were performed. The Partnership Group, or its authorized representative or representatives, shall have the right during any HollyFrontier Group Member’s normal business hours to audit, copy and inspect, at the Partnership Group Member’s sole cost and expense, any and all records of such HollyFrontier Group Member relating to its performance of its obligations hereunder (but not any other books and records of such HollyFrontier Group Member). Audits shall not be commenced more than once by the Partnership Group during each calendar year and shall be completed within a reasonable time frame not to exceed ten (10) days. The Partnership Group may request information from the HollyFrontier Group’s books and records relating to the HollyFrontier Group’s obligations hereunder from time to time and such requests shall not constitute an audit for that calendar year. The Partnership Group shall have two (2) years after the end of a calendar year during which to conduct an audit of any HollyFrontier Group Member’s books and records for such calendar year, and any Claim arising out of or based in whole or in part on the information produced or obtained by the performance of any such audit must be made, if at all, within such two (2) year period or shall be deemed waived.

Section 3.05 Notification of Secondment. At least annually, Holly GP shall notify the HEP Seconded Employees of their respective duties and obligations as HEP Seconded Employees, including but not limited to, (i) when working on assets of the HEP Entities, HEP Seconded Employees should only take direction from HEP employees or HEP Seconded Employees; (ii) questions regarding operations, tasks and similar matters while working on assets of the HEP Entities should only be directed to HEP employees or HEP Seconded Employees; (iii) decisions regarding flows into a tank should only be made while performing services for the HEP Entities; (iv) documentation required at the time working on assets of the HEP Entities should be prepared in the name of the applicable HEP Entity; (v) performance evaluation for the HEP Seconded Employees will be completed in part by the HEP Entities and in part by the HollyFrontier Group.

ARTICLE IV

Safety and Compliance with Laws

The Parties will abide by, at a minimum, the safety requirements promulgated by the Parties from time to time with respect to the HEP Seconded Employees, the Services and the Assets and in compliance with Applicable Laws and any applicable collective bargaining agreement. Without limiting the foregoing, the parties agree that the Partnership Group and the HollyFrontier Group jointly shall develop, adopt, and enforce a written workplace and accident plan and injury reduction program that satisfies the requirements of Applicable Law and Prudent Industry Practice and post the workplace accident and injury reduction plan at each work site at which the HEP Seconded Employees perform work. The Partnership Group shall be responsible, during any Period of Secondment, for ensuring that all applicable federal, state and local laws prohibiting harassment, discrimination or retaliation in the workplace are adhered to and followed with respect to any HEP Seconded Employee. The Parties agree to disclose, and cooperate in the investigation of, any complaint of harassment, discrimination or retaliation made to either Party by an HEP Seconded Employee in connection with any Secondment.

ARTICLE V

Relationship of the Parties

This Agreement shall not in any manner limit the Parties in carrying on their respective separate businesses or operations or impose upon any Party a fiduciary duty vis-à-vis the other Party. Nothing in this Agreement and no actions taken by the HollyFrontier Group or the Partnership Group shall constitute a partnership, joint venture, association or other co-operative entity among the HollyFrontier Group and the Partnership Group. No Party shall have the right or authority to negotiate, conclude or execute any contract or legal document with any third person in the name of other Party; to assume, create, or incur any liability of any kind, express or implied, against or in the name of any of the other Party; or to otherwise act as the representative of the other Party, unless expressly authorized in writing by the other Party.

ARTICLE VI

Liability Standard and Indemnification

Section 6.01 Limitation of Liability; Indemnification. The Parties acknowledge and agree that the provisions relating to Force Majeure, indemnity and limitation of liability set forth in the Omnibus Agreement shall apply and be in full force and effect with respect to this Agreement. Notwithstanding anything in this Agreement or the Omnibus Agreement to the contrary and solely for the purpose of determining which of the HollyFrontier Group Members or Partnership Group Members shall be liable in a particular circumstance, neither a HollyFrontier Group Member nor a Partnership Group Member shall be liable to another Party for any loss, damage, injury, judgment, claim, cost, expense or other liability suffered or incurred (collectively, “Damages”) by such Party except to the extent provided for in the Omnibus Agreement and to the extent that the HollyFrontier Group Member or Partnership Group Member causes such Damages or owns or operates the assets or other property in question responsible for causing such Damages. In no event shall any HollyFrontier Group Member have any liability to another HollyFrontier Group Member, or shall any Partnership Group Member have any liability to another Partnership Group Member, for Damages, regardless of how caused or under any theory of recovery.

Section 6.02 Survival. The provisions of this Article VI shall survive the termination of this Agreement.

ARTICLE VII

Insurance

Section 7.01 Insurance.

(a) The HollyFrontier Group shall at all times during the term of this Agreement procure and maintain workers’ compensation insurance or similar insurance, including all such insurance as may be required by all Applicable Laws. The HollyFrontier Group shall at all times during the term of this Agreement cause each Partnership Group Member and their respective subsidiaries to be an additional named insured on such workers’ compensation or similar insurance policies; provided that the Partnership Group shall be considered an employer solely for the purposes of its status as a dual, joint- or co-employer under the relevant workers’ compensation regime. Each HollyFrontier Group Member shall cause its workers’ compensation and employers liability insurers to waive their rights of subrogation against the Partnership Group. The compensation paid by any Partnership Group Member to the HollyFrontier Group includes amounts intended for the purchase of the workers compensation coverage required by this paragraph. The HollyFrontier Group shall provide to each Partnership Group Member a certification or other evidence of its compliance with this paragraph.

(b) The HollyFrontier Group may elect to self-insure all or any part of the insurance requirements set forth in Section 7.01(a) above to the extent allowed by Applicable Law. If the HollyFrontier Group elects to self-insure, then the HollyFrontier Group shall respond to any insurance claim, with regard to waiving rights of subrogation against the Partnership Group, in the same manner as a commercial market insurance policy that waived subrogation rights against the Partnership Group would have responded to such insurance claim.

Section 7.02 Cost Reimbursement. Insurance as required in Section 7.01 hereof shall be a reimbursable cost pursuant to the Accounting Procedures.

Section 7.03 Required Contractor Coverage. The HollyFrontier Group shall require all contractors and subcontractors employed by them in performing and/or providing Services hereunder to procure and maintain: (i) workers’ compensation insurance or similar insurance, including all such insurance as may be required by Applicable Laws; (ii) employers’ liability insurance; (iii) commercial general liability insurance; and (iv) any other insurance that may be necessary or advisable, in each case, in amounts and with such terms as are reasonable and consistent with industry practice and as may be specified in writing by the Partnership Group. Further, the HollyFrontier Group shall require such contractors and subcontractors to cause their workers’ compensation and employers’ liability insurance insurers to waive their rights of subrogation against the Partnership Group, and to name the Partnership Group as an additional insured under any commercial general liability and or other appropriate insurance policies carried by such contractors and subcontractors.

ARTICLE VIII

Term and Termination

Section 8.01 Term. Unless terminated in accordance with Section 8.02, Section 8.03 or Section 8.04 below, this Agreement shall commence on the date hereof and continue until the earlier of (a) the mutual agreement of the Parties to terminate this Agreement or (b) the termination of the Omnibus Agreement. In addition, the applicable Parties may terminate specific Services provided under this Agreement in the event the Throughput Agreement related to the Assets for which such Services are performed or provided is terminated in accordance with its terms.

Section 8.02 Termination by the Partnership Group. The applicable Partnership Group Member shall have the right to terminate this Agreement immediately upon the Bankruptcy of the applicable HollyFrontier Group Member; provided that such Partnership Group Member shall deliver to such HollyFrontier Group Member notice of any such termination, which shall include a reasonably detailed description of the basis therefor. Any specific Service may be terminated by a Partnership Group Member in accordance with Section 3.05 or upon thirty (30) days’ prior written notice to the applicable HollyFrontier Group Member.

Section 8.03 Termination by the HollyFrontier Parties. The applicable HollyFrontier Group Member shall have the right to terminate this Agreement or any Services provided hereunder: (i) immediately upon the Bankruptcy of the applicable Partnership Group Member or (ii) on thirty (30) days’ prior written notice upon the occurrence of a Change of Control of the applicable Partnership Group Member. Notwithstanding the foregoing, if the Partnership ceases to Control, directly or indirectly, any Partnership Group Member, then the HollyFrontier Group shall have the right to terminate this Agreement with respect to any Services provided to such Partnership Group Member.

Section 8.04 Right of Termination by Either Party. Any Party may terminate this Agreement upon prior written notice to the other Party if the other Party is in Material Default of any of its obligations under this Agreement; and

(a) the non-defaulting Party gives prior written notice of such Material Default to the defaulting Party, which notice shall set forth in reasonable detail the facts and circumstances of such Material Default; and

(b) the defaulting Party fails to cure the Material Default within twenty (20) Business Days from receipt by the defaulting Party of the written notice.

Section 8.05 Effect of Termination. The termination of this Agreement shall not relieve any Party of its obligations to pay amounts of money due hereunder which accrued prior to such termination. Upon termination, the applicable HollyFrontier Group Member shall promptly make available for review and copying by the applicable Partnership Group Member its then existing books and records relating to the Assets.

ARTICLE IX

Notices

Any notice or other communication given under this Agreement shall be in writing and shall be delivered in accordance with the requirements for notices set forth in the Omnibus Agreement.

ARTICLE X

Applicable Law

REGARDLESS OF THE PLACE OF CONTRACTING, PLACE(S) OF PERFORMANCE, OR OTHERWISE, THE PROVISIONS OF THIS AGREEMENT AND ALL AMENDMENTS, MODIFICATIONS, ALTERATIONS OR SUPPLEMENTS HERETO SHALL BE GOVERNED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WHERE THE SERVICES ARE PERFORMED, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OR ANY OTHER PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR INTERPRETATION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

ARTICLE XI

Disputes Between the Parties

Section 11.01 Dispute Resolution. Subject to Article VIII, any Dispute arising out of or in connection with this Agreement, including any question regarding the existence, validity or termination of this Agreement, shall be exclusively resolved in accordance with Article VIII of the Omnibus Agreement.

Section 11.02 Performance During Disputes. Pending resolution of any Dispute between the Parties, the Parties shall continue to perform in good faith their respective obligations under this Agreement based upon the last agreed performance demonstrated prior to the Dispute.

ARTICLE XII

General Provisions

Section 12.01 Assignability. This Agreement shall inure to the benefit of and shall be binding upon the Parties and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of applicable law or otherwise, by any Party without the prior written consent of the other Parties, which consent shall not be unreasonably withheld; provided, however that each Party may assign its rights and obligations hereunder to an Affiliate without the consent of any other Party. Except as provided for herein, nothing in this Agreement is intended to confer any rights, benefits or obligations upon any Person other than the Parties and their permitted respective successors and assigns.

Section 12.02 Further Assurances. The Parties shall execute such additional documents and shall cause such additional actions to be taken as may be required or, in the judgment of any Party, be necessary or desirable, to effect or evidence the provisions of this Agreement and the transactions contemplated hereby.

Section 12.03 Compliance with Laws. This Agreement is in all respects subject to all Applicable Laws. The Parties shall at all times comply with all Applicable Laws in the performance of this Agreement.

Section 12.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Applicable Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party hereto. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 12.05 Waiver. To be effective, any waiver of any right under this Agreement must be in writing and signed by a duly authorized officer or representative of the Party bound thereby.

Section 12.06 Entire Agreement. This Agreement, together with all the Exhibits attached hereto, constitutes the entire agreement of the Parties with respect to the subject matter hereof as applicable to such Party and supersedes all prior agreements and undertakings, both written and oral, between any of the Parties with respect to the subject matter hereof.

Section 12.07 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each of the Parties hereto.

Section 12.08 Counterparts. This Agreement may be executed in one or more counterparts, and by the Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 12.09 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring a Party by virtue of the authorship of any of the provisions of this Agreement.

Section 12.10 Headings. The Article and Section headings used in this Agreement have been inserted only for convenience to facilitate reference and they shall not be determinative in construing the meaning, interpretation or application of any Article or Section.

Section 12.11 Exhibits. The Exhibits referred to herein are attached hereto and by this reference are incorporated herein and made a part hereof. In the event there is any conflict between this Agreement and an Exhibit, the provisions of this Agreement shall be deemed controlling.

Section 12.12 Binding Effect. This Agreement will be binding upon, and will inure to the benefit of, the Parties and their respective successors, permitted assigns and legal representatives.

Section 12.13 Cooperation. The Parties acknowledge that they are entering into a long-term arrangement in which the cooperation of the parties will be required. If, during the term of this Agreement, changes in the operations, facilities or methods of any HollyFrontier Group Member or any Partnership Group Member will materially benefit one of them without detriment to the other, the Parties commit to each other to make reasonable efforts to cooperate and assist each other.

Section 12.14 No Third Party Beneficiaries. No Person not a Party to this Agreement will have any rights under this Agreement as a third party beneficiary or otherwise, including, without limitation, any HEP Seconded Employee. In furtherance but not in limitation of the foregoing: (i) nothing in this Agreement shall be deemed to provide any HEP Seconded Employee with a right to continued Secondment or employment; and (ii) nothing in this Agreement shall be deemed to constitute an amendment to any benefit plan or limit in any way the right of the Parties to amend, modify or terminate, in whole or in part, any benefit plan which may be in effect from time to time.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized officers as of the date first set forth above.

HOLLYFRONTIER GROUP:

HOLLYFRONTIER PAYROLL SERVICES, INC.
FRONTIER REFINING LLC
FRONTIER EL DORADO REFINING LLC

By:	/s/ Michael C. Jennings
Name:	Michael C. Jennings
Title:	CEO and President

PARTNERSHIP GROUP:

HOLLY LOGISTIC SERVICES, L.L.C.
HOLLY ENERGY PARTNERS – OPERATING, L.P.
CHEYENNE LOGISTICS LLC
EL DORADO LOGISTICS LLC

By:	/s/ Bruce R. Shaw
Name:	Bruce R. Shaw
Title:	President

Exhibit A

to

Services and Secondment Agreement

Defined Terms

“Accounting Procedures” has the meaning set forth in Section 3.01.

“Affiliate” has the meaning set forth in the Partnership Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Allocation Methodology” has the meaning set forth in Exhibit D.

“Applicable Law” means any applicable statute, law, regulation, ordinance, rule, judgment, rule of law, order, decree, permit, approval, concession, grant, franchise, license, agreement, requirement, or other governmental restriction or any similar form of decision of, or any provision or condition of any permit, license or other operating authorization issued under any of the foregoing by, or any determination by any Governmental Authority having or asserting jurisdiction over the matter or matters in question, whether now or hereafter in effect and in each case as amended (including, without limitation, all of the terms and provisions of the common law of such Governmental Authority), as interpreted and enforced at the time in question.

“Assets” means the Cheyenne Assets and the El Dorado Assets, collectively, and such assets as are identified on Exhibit C, as amended from time to time.

“Bankruptcy” means, with respect to any Person, that: (i) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar applicable law, or has any such petition filed or commenced against it which is not withdrawn or dismissed within thirty (30) Days, (ii) makes a general assignment or any general arrangement for the benefit of creditors, (iii) otherwise becomes bankrupt or insolvent (however evidenced) or (iv) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets which is not withdrawn or dismissed within thirty (30) Days.

“Business Day” means any day except for Saturday, Sunday or a legal holiday in the State of Texas.

“Change of Control” has the meaning set forth in the Omnibus Agreement.

“Cheyenne Assets” means the terminalling, transportation and storage assets located at the Cheyenne Refinery and identified on Exhibit C.

“Cheyenne Logistics” has the meaning set forth in the Preamble.

“Cheyenne Refinery” means that certain petroleum refinery owned by Frontier Refining in Cheyenne, Wyoming.

“Claim” means any existing or threatened future claim, demand, suit, action, investigation, proceeding, governmental action or cause of action of any kind or character (in each case, whether civil,

criminal, investigative or administrative), known or unknown, under any theory, including those based on theories of contract, tort, statutory liability, strict liability, employer liability, premises liability, products liability, breach of warranty or malpractice.

“Control” has the meaning set forth in the Omnibus Agreement.

“Damages” has the meaning set forth in Section 6.01.

“Dispute” means any dispute or difference that arises between two or more Parties in connection with or arising out of this Agreement (including, any dispute as to the termination or invalidity of this Agreement or any provision of it).

“El Dorado Assets” means the terminalling, transportation and storage assets located at the El Dorado Refinery and identified on Exhibit C.

“El Dorado Logistics” has the meaning set forth in the Preamble.

“El Dorado Refinery” means that certain petroleum refinery owned by Frontier El Dorado in El Dorado, Kansas.

“Force Majeure” has the meaning set forth in the Omnibus Agreement.

“Frontier El Dorado” has the meaning set forth in the Preamble.

“Frontier Refining” has the meaning set forth in the Preamble.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any federal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.

“HEP” has the meaning set forth in the Recitals.

“HEP Entity” has the meaning set forth in the Recitals.

“HEP Seconded Employee Expenses” has the meaning set forth in Exhibit D.

“HEP Seconded Employees” has the meaning set forth in Section 2.01.

“HollyFrontier Group” has the meaning set forth in the Preamble.

“HollyFrontier Group Member” means any member of the HollyFrontier Group.

“Holly GP” has the meaning set forth in the Preamble.

“HPS” has the meaning set forth in the Preamble.

“Master Site Services Agreement” means that certain Master Site Services Agreement dated as of the date hereof between the HollyFrontier Group, and certain of their Affiliates, and Cheyenne Logistics and El Dorado Logistics and certain of their Affiliates.

“Material Default” means: (i) the failure of a Party to pay the applicable Party any money payable by that Party within ten (10) Business Days after demand therefor, except a failure related to a bona fide business dispute about the amount of such payment or the liability for such payment, or (ii) the failure of a Party to perform its material obligations under this Agreement, which is not cured to the reasonable satisfaction of the applicable other Party within thirty (30) days after the date the Party receives notice that such obligation has not been performed, except when excused by Force Majeure or by some other provision of this Agreement, and except a failure related to a bona fide dispute about any obligation.

“Omnibus Agreement” shall mean the Twelfth Amended and Restated Omnibus Agreement, dated as of January 1, 2015, as may be further amended from time to time, by and among HollyFrontier Corporation, a Delaware corporation, the other Holly Entities (as defined in the Omnibus Agreement and listed on the signature pages thereto), Holly Energy Partners, L.P., a Delaware limited partnership, and the other Partnership Entities (as defined in the Omnibus Agreement and listed on the signature pages thereto), as the same may be amended, modified or supplemented from time to time.

“Parties” means the Partnership Group and the HollyFrontier Group, collectively.

“Partnership” has the meaning set forth in the Preamble.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of HEP, dated as of July 13, 2004, as amended and as may be further amended from time to time, by and among HEP Logistics Holdings, L.P., a Delaware limited partnership, and Holly Corporation, a Delaware corporation, together with others who become Partners (as defined in the Partnership Agreement).

“Partnership Group” has the meaning set forth in the Preamble.

“Partnership Group Member” means any member of the Partnership Group.

“Party” means any Partnership Group Member or any HollyFrontier Group Member, individually.

“Period of Secondment” has the meaning set forth in Section 2.01.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization association, government agency or political subdivision thereof or other entity.

“Prudent Industry Practice” has the meaning set forth in the Omnibus Agreement.

“Secondment” has the meaning set forth in Section 2.01.

“Services” has the meaning set forth in Section 2.01.

“Throughput Agreement” means an agreement whereby Frontier El Dorado or Frontier Refining (or their Affiliates) agrees to terminal, transport or store crude oil or refined petroleum products on, in or at the Assets, as such agreement may be amended, modified or superceded from time to time.

Exhibit B

to

Services and Secondment Agreement

Interpretation

As used in this Agreement, unless a clear contrary intention appears:

(a) any reference to the singular includes the plural and vice versa, any reference to natural persons includes legal persons and vice versa, and any reference to a gender includes the other gender;

(b) the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(c) any reference to Articles, Sections and Exhibits are, unless otherwise stated, references to Articles, Sections and Exhibits of or to this Agreement and references in any Section or definition to any clause means such clause of such Section or definition. The headings in this Agreement have been inserted for convenience only and shall not be taken into account in its interpretation;

(d) reference to any agreement (including this Agreement), document or instrument means such agreement, document, or instrument as amended, modified or supplemented and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of this Agreement;

(e) the Exhibits hereto form an integral part of this Agreement and are equally binding therewith. Any reference to “this Agreement” shall include such Exhibits;

(f) references to a Person shall include any permitted assignee or successor to such Party in accordance with this Agreement and reference to a Person in a particular capacity excludes such Person in any other capacity;

(g) if any period is referred to in this Agreement by way of reference to a number of days, the days shall be calculated exclusively of the first and inclusively of the last day unless the last day falls on a day that is not a Business Day in which case the last day shall be the next succeeding Business Day;

(h) the use of “or” is not intended to be exclusive unless explicitly indicated otherwise;

(i) references to “$” or to “dollars” shall mean the lawful currency of the United States of America; and

(j) the words “includes,” “including,” or any derivation thereof shall mean “including without limitation” or “including, but not limited to.”

B-1

Exhibit C

to

Services and Secondment Agreement

Services

The HollyFrontier Group shall provide HEP Seconded Employees to the Partnership Group to perform operational and maintenance activities related to the following assets that are owned (in whole or in part) or leased by any Partnership Group Member, or with respect to which any Partnership Group Member has the right or obligation to operate and/or maintain, at each of the following refinery locations:

Cheyenne Refinery (the “Cheyenne Assets”)

Storage tanks, propane loading spots and crude oil LACTS located at or comprising any part of the Cheyenne Refinery and the piping and valves associated with the tank farm that are directly connected to the Partnership Group’s storage tanks at the Cheyenne Refinery.

El Dorado Refinery (the “El Dorado Assets”)

Storage tanks located at or comprising any part of the El Dorado Refinery, the valves and piping located in the tank farm area that are directly connected to the Partnership Group’s storage tanks at the El Dorado Refinery and piping at the El Dorado Refinery connected to the Nustar and Magellan pipeline.

C-1

Exhibit D

to

Services and Secondment Agreement

Accounting Procedures

This Exhibit shall govern the Accounting Procedures with regard to the billing and/or reimbursement of costs and expenses incurred by the HollyFrontier Group in connection with the HEP Seconded Employees pursuant to the Agreement. These Accounting Procedures shall be in effect until replaced or modified by mutual agreement of the Parties.

1.	General Provisions

(a)	Statements and Billings. The HollyFrontier Group shall record the Partnership Group’s financial transactions resulting from this Agreement in its financial system and allow the Partnership Group reasonable access to such records in that system.

(b)	Payments by the Partnership Group. The Partnership Group shall pay all costs and expenses incurred by the HollyFrontier Group in accordance with Section 3.03 of the Agreement. Notwithstanding anything to the contrary in this Agreement, the HollyFrontier Group shall only look to the Partnership Group Member that owns the applicable Assets for which such costs and expenses were incurred for payment.

(c)	Adjustments. Except as otherwise provided in the Agreement, the payment of any such bills shall not prejudice the right of the Partnership Group to protest or question the correctness or appropriateness thereof; provided, however, that all bills and statements rendered to the Partnership Group during any calendar year shall conclusively be presumed to be true and correct after twelve (12) months following the end of any such calendar year, unless prior to the end of said twelve (12) month period the Partnership Group takes written exception thereto and makes a claim against the HollyFrontier Group for adjustment.

(d)	Financial Records. The HollyFrontier Group shall maintain accurate books and records in accordance with GAAP.

(e)	No Duplication. It is the intent of the Parties that any amounts billed to the Partnership Group under this Agreement shall be without duplication of amounts billed to the Partnership Group under the Omnibus Agreement, the Master Site Services Agreement and other agreements between the Parties.

2.	HEP Seconded Employee Expenses. Subject to the Allocation Methodology (as defined below), the Partnership Group shall be required to provide reimbursement for each month during the Period of Secondment for all costs and expenses incurred for such month for the HEP Seconded Employees, including the following (collectively, the “HEP Seconded Employee Expenses”):

(a)	Salary and wages (including payroll and withholding taxes associated therewith);

(b)	Cash bonuses;

(c)	Costs of matching and other 401(k) contributions;

(d)	Any cash expense associated with any deferred compensation plan;

(e)	Vacation, sick leave, personal leave, maternity leave and any other federal or state mandated leave;

(f)	Healthcare coverage, including medical, dental, vision and prescription drug coverage;

(g)	Flexible benefits plan, including medical care and dependent care expense reimbursement programs;

(h)	Short-term disability benefits and long-term disability insurance premiums;

(i)	Workers’ compensation insurance;

(j)	Premiums for life insurance, accidental death and dismemberment insurance and any other insurance provided to the HEP Seconded Employees by the HollyFrontier Group;

(k)	The vesting of any long-term incentive awards, whether granted before or during the Period of Secondment;

(l)	Termination costs;

(m)	Business travel expenses and other business expenses reimbursed in the normal course by the HollyFrontier Group;

(n)	Any other employee benefit or compensation arrangement customarily provided to all employees by the HollyFrontier Group for which the HollyFrontier Group incurs costs with respect to HEP Seconded Employees; and

(o)	Any sales taxes imposed upon the provision of any taxable services provided under this Agreement; provided, however, that the Parties contemplate that the services provided pursuant to this Agreement are not taxable services for sales and use tax purposes.

When it is not reasonably practicable to determine the amount of any such costs or expense described above, the Parties shall mutually agree on the method of determining or estimating such cost or expense. If the actual amount of any cost or expense, once known, varies from the estimate used for billing purposes hereunder, the difference, once determined, shall be reflected as either a credit or additional charge in the next monthly invoice issued by the HollyFrontier Group, or in such manner as may otherwise be agreed between the Parties.

3.	Allocation Methodology. The HollyFrontier Group shall bill the Partnership Group for the HEP Seconded Employee Expenses in accordance with the following allocation methodology (“Allocation Methodology”):

The HollyFrontier Group and the Partnership Group will maintain a schedule reflecting whether each HEP Seconded Employee shall be billed based on the (a) percentage of time such HEP Seconded Employee provides Services to the Partnership Group in relation to the Assets or (b) time such HEP Seconded Employee actually spends providing Services to the Partnership Group in relation to the Assets.

The HollyFrontier Group will use commercially reasonable efforts to maintain an allocation schedule reflecting the employee costs for each HEP Seconded Employee based on either the (a) percentage of time such HEP Seconded Employee provides Services to the Partnership Group in relation to the Assets or (b) time such HEP Seconded Employee actually spends providing Services to the Partnership Group in relation to the Assets. The Partnership Group has the right to review and dispute the allocation schedule prior to paying the HEP Seconded Employee Expenses to the HollyFrontier Group.

4.	Direct Costs. The HollyFrontier Group shall be entitled to reimbursement for direct costs, including, but not be limited to, the following: (a) fees and expenses associated with providing other Persons such as consultants and professionals, and service or other organizations, (b) cost of workers’ compensation insurance premiums paid or allocated for the HEP Seconded Employees performing Services under this Agreement, not to exceed state manual rates for such insurance on a guaranteed cost basis and charged as an amount per $100 of payroll, and (c) any other expenditure not covered or dealt with in the foregoing provisions, and that is incurred by the HollyFrontier Group in the necessary and proper conduct of the Services, and that may be captured and billed to the Partnership Group on a direct cost basis.

Exhibit E-1

to

Services and Secondment Agreement

Seconded Employee Positions – El Dorado

1.	Refinery Manager

2.	Operations

3.	Oil Movements

E-1

Exhibit E-2

to

Services and Secondment Agreement

Seconded Employee Positions – Cheyenne

1.	Refinery Manager

2.	Operations

3.	Oil Movements

E-1